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                                                  EXHIBIT 23.3


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation, by reference, in this registration statement on Form S-3 of our report dated February 19, 1998 on our audits of the financial statements of Prime Resources Group Inc. as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, included in the Proxy Statement (No. 001-08736). We also consent to the reference to our firm (under the caption "Experts").



                                     Signed "PricewaterhouseCoopers LLP"

                                                   Chartered Accountants

Vancouver, B.C., Canada
October 27, 1998